Exhibit 32

Certification of Chief Executive Officer and Acting Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the accompanying Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 (the “Report”) of Handy Hardware Wholesale, Inc. (“Handy”) as filed with the Securities and Exchange Commission on August 14, 2006, the undersigned, in her capacity as an officer of Handy, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to her knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents in all material respects, the financial condition and results of operations of Handy.

Dated:	August 14, 2006	/s/ Tina S. Kirbie

Tina S. Kirbie

Chief Executive Officer

Dated: August 14, 2006	/s/ Tina S. Kirbie

Tina S. Kirbie

Acting Chief Financial Officer